UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

Set forth below are the voting results from the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) held by EXCO Resources, Inc. (the “Company”), which concluded on August 18, 2015:

1.	Proposal to elect (i) Jeffrey D. Benjamin, (ii) B. James Ford, (iii) Samuel A. Mitchell, (iv) Wilbur L. Ross, Jr., (v) Jeffrey S. Serota and (vi) Robert L. Stillwell to the Company’s Board of Directors, each for a one-year term.

	Number of Shares
Nominees	For	Withheld	Broker Non- Votes

Jeffrey D. Benjamin	189,519,337	11,136,185	49,073,829
B. James Ford	196,558,775	4,096,747	49,073,829
Samuel A. Mitchell	196,888,308	3,767,214	49,073,829
Wilbur L. Ross, Jr.	172,524,735	28,130,787	49,073,829
Jeffrey S. Serota	196,558,360	4,097,162	49,073,829
Robert L. Stillwell	196,895,033	3,760,489	49,073,829

2.	Proposal to approve, for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance of warrants and shares of common stock issuable upon the exercise of the warrants, pursuant to the terms and conditions of the services and investment agreement, dated as of March 31, 2015, by and between the Company and Energy Strategic Advisory Services LLC, as amended.

Number of Shares

For	186,656,041

Against	13,401,234

Abstain	598,247

Broker Non-Votes	49,073,829

3.	Proposal to approve an amendment to the Company’s Third Amended and Restated Articles of Incorporation, as amended (the “Charter”), to increase the authorized number of the Company’s common shares to 780,000,000 and make other amendments to conform with the requirements of the Texas Business Organizations Code.

Number of Shares

For	185,193,499

Against	14,906,780

Abstain	555,243

Broker Non-Votes	49,073,829

4.	Proposal to approve an amendment to the Company’s Charter to include a waiver of the duty of directors to present corporate opportunities to the Company (the “Opportunity Waiver Proposal”).

Number of Shares

For	184,113,523

Against	15,725,368

Abstain	816,631

Broker Non-Votes	49,073,829

5.	Advisory vote to approve executive compensation.

Number of Shares

For	184,068,628

Against	15,549,095

Abstain	1,037,799

Broker Non-Votes	49,073,829

6.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Number of Shares

For	244,608,019

Against	4,105,657

Abstain	1,015,675

Each of the proposals acted upon by the Company’s shareholders at the Annual Meeting received a sufficient number of votes to be approved, including the Opportunity Waiver Proposal, which received over 69.7 million “For” votes from the Company’s disinterested shareholders, representing approximately 80.8% of the disinterested votes cast for the proposal.

Section 8 – Other Events

Item 8.01. Other Events.

On August 17, 2015, the Company delivered a letter agreement to The Vanguard Group (the “Letter Agreement”), pursuant to which the Company agreed that at its next special or annual meeting of shareholders the Company would submit and recommend to its shareholders an amendment to the Company’s Charter that would limit the application of the Opportunity Waiver Proposal solely to C. John Wilder, Executive Chairman of Bluescape Resources Company LLC, instead of the entire board of directors of the Company. This description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On August 18, 2015, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter Agreement, dated August 17, 2015, made by EXCO Resources, Inc.

99.2	Press Release, dated August 18, 2015, issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: August 19, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement, dated August 17, 2015, made by EXCO Resources, Inc.

99.2	Press Release, dated August 18, 2015, issued by EXCO Resources, Inc.